UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2025

CCC Intelligent Solutions Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-39447	98-1546280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor

Chicago, IL 60607

(Address of Principal Executive Offices, including Zip Code)

(800) 621-8070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 6, 2025, CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) completed its previously announced acquisition (the “Acquisition”) of EvolutionIQ Inc., a Delaware corporation (“EvolutionIQ”), pursuant to that certain agreement and plan of merger and reorganization dated as of December 19, 2024, by and among the Company, EvolutionIQ, CCC Intelligent Solutions Inc., a Delaware corporation and an indirect, wholly owned subsidiary of CCC (“CCCIS”), Edison Merger Sub I Inc., a Delaware corporation and a direct, wholly owned subsidiary of CCCIS (“Merger Sub I”), Edison Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CCCIS (“Merger Sub II”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the EvolutionIQ equityholders (the “Merger Agreement”). The events described in this Current Report on Form 8-K (this “Current Report”) are related to the closing of the Acquisition (the “Closing”).

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On January 6, 2024, CCCIS, an indirect wholly owned subsidiary of CCC Intelligent Solutions Holdings, LLC (f/k/a CCC Intelligent Solutions Holdings, Inc.), together with certain of its subsidiaries acting as guarantors (the “Subsidiary Guarantors”) and Cypress Intermediate Holdings II LLC (f/k/a Cypress Intermediate Holdings II, Inc.) (“Holdings” acting as a parent guarantor (together with the Subsidiary Guarantors, the “Guarantors”), entered into the third amendment (the “Amendment”) to the Credit Agreement, dated as of September 21, 2021 (the “Credit Agreement” as amended from time to time, including by the Amendment, the “Amended Credit Agreement”), by and among CCCIS, Holdings, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent and Swingline Lender, and each lender and issuing bank from time to time party thereto (the “Lenders”).

Pursuant to the terms of the Amendment, CCCIS incurred incremental term loans in an aggregate principal amount of $225 million (the “Incremental Term Loans”). Subject to certain exceptions set forth in the Amended Credit Agreement, the obligations under the Amended Credit Agreement are guaranteed by the Guarantors and secured by a first-priority security interest in and lien on substantially all of the assets and all interests of the Guarantors. A portion of the net proceeds from the incurrence of the obligations under the Amended Credit Agreement were used to consummate the Acquisition.

The maturity date of the Incremental Term Loans is the same as the existing term loans, which is September 21, 2028.

The Incremental Term Loans are repayable in quarterly installments in an amount equal to 0.25% of the original principal amount of the Incremental Term Loans (subject to certain adjustments from time to time), with the balance payable at maturity.

As of the Closing, the applicable interest rates for the Incremental Term Loans will be as follows:

(1)	1.50%, in the case of base rate loans, and 2.50%, in the case of SOFR (or Euribor or SONIA) loans, if the First Lien Leverage Ratio (as defined in the Credit Agreement) is greater than 2.50:1.00, and

(2)	1.25%, in the case of base rate loans, and 2.25%, in the case of SOFR (or Euribor or SONIA) loans, if the First Lien Leverage Ratio is less than or equal to 2.50:1.00.

The Amendment and the terms of the Incremental Term Loans are also subject to certain customary “Market Flex” provisions in the form of price protection upon syndication of the loan, which, if utilized, could alter certain of the terms outlined herein.

The foregoing description of the Amendment is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report regarding the Stock Consideration (as defined below) is incorporated by reference into this Item 3.02. At the Closing, the Company issued shares of common stock, par value $0.0001 per share (the “Common Stock”), comprising the Stock Consideration to the EvolutionIQ equityholders who are accredited investors in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

As discussed in the Introductory Note, which is incorporated by reference into this Item 8.01, on January 6, 2025, the Company completed its previously announced Acquisition of EvolutionIQ pursuant to the Merger Agreement. The aggregate consideration delivered at the Closing consisted of approximately (i) $427.9 million in cash (as adjusted pursuant to the Merger Agreement) and (ii) 26,035,603 shares (the “Stock Consideration”) of the Company’s Common Stock. A total of 10,356,096 shares of the Stock Consideration issued to certain members of EvolutionIQ management at the Closing are subject to vesting requirements and transfer restrictions. Under the terms of the Merger Agreement, the Company has agreed to use reasonable best efforts to file a Resale Registration Statement on Form S-3 covering the resale of the shares issued as Stock Consideration no later than the fifth business day following the date of the Closing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amendment No. 3 to the Credit Agreement, dated as of January 6, 2025, by and among, CCC Intelligent Solutions Inc., CCC Intelligent Solutions Holdings LLC (f/k/a CCC Intelligent Solutions Holdings Inc.), together with certain of its subsidiaries acting as guarantors, and Cypress Intermediate Holdings II LLC (f/k/a Cypress Intermediate Holdings II, Inc.) and Bank of America, N.A., as Administrative Agent, and the lenders party thereto.

99.1	Press release dated January 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCC Intelligent Solutions Holdings Inc.

Date: January 7, 2025	By:	/s/ Brian Herb
	Name:	Brian Herb
	Title:	Executive Vice President, Chief Financial and Administrative Officer

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